Exhibit 10.23

[ * ] – CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1 TO THE

COLLABORATION AND LICENSE AGREEMENT

This Amendment Agreement this (“Amendment Agreement”) is entered into as of December 15, 2025 (the “Amendment Effective Date”) by and between Cytokinetics, Incorporated, a Delaware corporation with a place of business at 350 Oyster Point Boulevard, South San Francisco, CA 94080, USA (“Cytokinetics”) and Bayer Consumer Care AG, having its principal place of Peter Merian-Strasse 84, 4052 Basel, Switzerland (“Bayer”) and is in connection to that certain Collaboration and License Agreement, dated November 18, 2024, by and between Cytokinetics and Bayer, pursuant to which, inter alia, Cytokinetics granted to Bayer a license certain rights to aficamten in Japan (the “Original Agreement”). Capitalized words and terms utilized herein but not otherwise defined herein have the meanings ascribed to them in the Original Agreement.

1.
Cytokinetics and Bayer agree that Section 3.2(a) of the Original Agreement is hereby deleted in its entirety and replaced by the following new Section 3.2(a) with effect on the Amendment Effective Date:
(a)
Bayer acknowledges that Cytokinetics intends to sponsor and conduct ACACIA-HCM, CEDAR-HCM and FOREST-HCM (together, the “Cytokinetics Reserved Trials”) in and outside of the Licensed Territory. Bayer shall cooperate and support Cytokinetics’ conduct of the Cytokinetics Reserved Trials in the Licensed Territory as contemplated in Schedule 3.2(a). Bayer will reimburse Cytokinetics, upon receipt of an invoice to be submitted at the end of each Calendar Quarter following documentation of all such costs, for the reasonably incurred external costs and Cytokinetics’ reasonably incurred internal costs (at the FTE Rate) for performance of those parts of the Cytokinetics Reserved Trials that [*], provided that Cytokinetics keeps Bayer’s regulatory personnel updated through the JDC regarding the initial anticipated study costs and any changes to such cost forecasts in the event that Cytokinetics reasonably anticipates that such costs will likely exceed Cytokinetics’ previously delivered cost estimate by more than [*], enabling the Parties to discuss in good faith cost mitigation measures that are not likely to prejudice completion of the trials as expeditiously as possible. As the global study sponsor, Cytokinetics reserves all rights in connection with the conduct of the Cytokinetics Reserved Trials, provided, however, that [*]. Bayer acknowledges and agrees that Cytokinetics makes no representations or warranties that the conduct of the Cytokinetics Reserved Trials in the Licensed Territory in accordance with Schedule 3.2(a), will enable or otherwise be sufficient on its own to obtain marketing approval of the Licensed Product in the Licensed Territory in HCM. Bayer acknowledges and agrees that, without exclusion of any indemnification claims pursuant to Section 12.1, its sole and exclusive remedy in connection with Cytokinetics’ conduct of the Cytokinetics Reserved Trials in accordance with Schedule 3.2(a) are claims for [*] and further agrees that Cytokinetics’ maximum liability is [*].
2.
Cytokinetics and Bayer agree that Section 8.2(a) of the Original Agreement is hereby deleted in its entirety and replaced by the following new Section 8.2(a) with effect on the Amendment Effective Date:
(a)
Notwithstanding the exclusivity license granted to Bayer pursuant to Section 8.1, and without limiting the generality of Section 8.7, Cytokinetics and its Affiliates shall retain (i) under the Cytokinetics Technology any and all rights not expressly granted to Bayer hereunder and, for clarity, Cytokinetics and its Affiliates retain the exclusive right to practice, license and otherwise Exploit the Cytokinetics Technology outside the scope of the license granted to Bayer under Section 8.1 and (ii) the right to conduct the Cytokinetics Reserved Trials in and outside of the Licensed Territory in accordance with the terms and conditions of this Agreement.
3.
Except as provided in Articles 1 and 2 of this Amendment Agreement, all other provisions of the Original Agreement shall remain in full force and effect in accordance with their respective terms and conditions.

4.
Section 16.1 (Governing Law), 16.2 (Entire Agreement; Amendment) and 16.6 (Counterparts) of the Original Agreement are incorporated herein by reference mutatis mutandis.

-Signatures on Next Page-

IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective duly authorized representatives as of the Amendment Effective Date.

Cytokinetics, Incorporated		Bayer Consumer Care AG

By:	/s/ Robert I. Blum	By:	/s/ Pascal Burgin

Name:	Robert I. Blum	Name:	Pascal Bürgin

Title:	President & CEO	Title:	Head of Law, Patents and Compliance Switzerland

Date:	December 15, 2025	Date:	December 15, 2025

By:	/s/ Jurgen Eckhardt

Name:	Jürgen Eckhardt

Title:	Head of Pharma Business Development, Licensing & Open Innovation, Member of Executive Committee Bayer Pharmaceuticals

Date:	December 15, 2025